Exhibit 99.1

Babcock & Wilcox Announces First Quarter 2012 Results

–      Earnings per share of $0.39

–      Revenues of $766 million increased 10.8%

–      Record Backlog of $6.0 billion

CHARLOTTE – May 9, 2012 – The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported first quarter 2012 revenues of $765.9 million, an increase of $74.6 million, or 10.8%, from the first quarter of 2011. Earnings per share for the first quarter of 2012 were $0.39 compared to $0.11 in the first quarter of 2011. In the first quarter of 2011, earnings per share included approximately $0.17 of charges related to loss contracts. Excluding the impact of these prior year charges, earnings per share in the first quarter of 2012 increased 39.3% compared to the first quarter of 2011.

Recent Highlights

•	Named to MIT Technology Review’s 2012 TR50 List of the World’s Most Innovative Companies
•	Received Full Notice to Proceed on West Palm Beach Waste-to-Energy Facility Contract, Added $676 Million to Backlog
•	Awarded $1.3 Billion, Ten-Year Waste Isolation Pilot Plant Management Contract
•	Awarded $150 Million Environmental Equipment and Construction Contract for Alliant Energy
•	Awarded $130 Million Naval Nuclear Component Contract
•	Awarded $30 Million Design and Engineering Selective Catalytic Reduction (SCR) System Contract for Xcel Energy
•	Awarded $20 Million EPC Industrial Environmental Control Systems Contract
•	Announced Retirement of Brandon C. Bethards and Appointment of E. James Ferland as President and Chief Executive Officer

Results of Operations

Consolidated revenues for the first quarter of 2012 were $765.9 million, an increase of $74.6 million, or 10.8%, from the first quarter of 2011. The Power Generation and Nuclear Energy segments increased 16.3% and 32.6%, respectively, while the combined government segments declined 1.3%. The double-digit growth rate in consolidated revenues is primarily due to strong environmental control equipment and services sales, growth in new renewable steam generation systems, and higher nuclear services revenues.

Operating income for the first quarter of 2012 was $65.7 million, an increase of $43.8 million from the first quarter of 2011. Included in operating earnings in the first quarter of 2011 were charges related to loss contracts totaling $32.7 million. Excluding the impact of these charges in the prior year, operating earnings in the first quarter of 2012 increased $11.1 million or 20.3% compared to the first quarter of 2011.

The increase in operating income (excluding these 2011 charges) was primarily due to improvements in operational performance in the Government segments, partially offset by an increase in research and development expenses related to the Company’s small modular reactor program and lower equity income contributions from the Company’s unconsolidated steam boiler joint venture in China.

“In the first quarter, the Company performed well above prior year levels, and in-line with expectations,” said E. James Ferland, President and Chief Executive Officer of B&W. “Importantly, strong bookings in the first quarter of 2012 resulted in an ending backlog of $6.0 billion, the highest quarter-end backlog the Company has ever reported. Bookings in the quarter include the impact of the full notice to proceed received for the West Palm Beach waste-to-energy plant, $249 million of environmental awards and a new $130 million contract for advanced naval reactor designs. Over the last few quarters, the Company has realized a significant increase in environmental control systems bookings as a result of legislative requirements in the United States to generate electricity with fewer emissions. At the end of the first quarter, the Power Generation segment had more than $4 billion of bids outstanding or in progress, which includes more than $2 billion for environmental control systems and services,” Ferland concluded.

Liquidity

The Company’s cash and investments position, net of debt, was $418.7 million at the end of the first quarter of 2012, a decrease of $125 million compared to $543.7 million at the end of the fourth quarter of 2011. During the quarter, the Company contributed $91.6 million to its pension plans. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $483.8 million of availability as of the end of the first quarter. The Company believes it maintains adequate liquidity to fund operations, which could include increased working capital requirements to fund internal growth, R&D programs, and product and geographic expansion opportunities.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income

(in $ millions, except per share amounts)

	Q1 2012	Q1 2011
GAAP operating income	$65.7	$21.9
NFS material processing loss contracts	—	11.1
Nuclear Energy loss contract	—	21.6

Non-GAAP operating income	$65.7	$54.6

Reported earnings per share	$0.39	$0.11
NFS material processing loss contracts	—	.06
Nuclear Energy loss contract	—	.11

Non-GAAP earnings per share	$0.39	$0.28

B&W is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss First Quarter 2012 Results

Date:	Thursday, May 10, 2012, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our belief regarding the opportunity from environmental control systems and backlog, it the extent backlog may be viewed as an indicator of future revenues. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the timing, scope or enforcement of U.S. Environmental Protection Agency environmental rules affecting our customers and delays, changes or termination of contracts in backlog. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,700 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

Investor Contact:	Media Contact:
Michael P. Dickerson	Jud Simmons
Vice President and Investor Relations Officer	Public Relations Manager
704-625-4944 — investors@babcock.com	434.522.6462 — hjsimmons@babcock.com

THE BABCOCK & WILCOX COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	March 31, 2012	December 31, 2011
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$249,620	$415,209
Restricted cash and cash equivalents	59,040	61,190
Investments	111,237	68,805
Accounts receivable – trade, net	329,336	305,832
Accounts receivable – other	76,375	77,505
Contracts in progress	336,731	315,286
Inventories	114,025	107,298
Deferred income taxes	88,770	102,022
Other current assets	44,105	33,929

Total Current Assets	1,409,239	1,487,076

Property, Plant and Equipment	1,038,586	1,017,422
Less accumulated depreciation	611,529	595,131

Net Property, Plant and Equipment	427,057	422,291

Investments	4,006	3,775

Goodwill	276,824	276,180

Deferred Income Taxes	236,080	241,739

Investments in Unconsolidated Affiliates	178,427	163,568

Other Assets	204,864	194,482

TOTAL	$2,736,497	$2,789,111

THE BABCOCK & WILCOX COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	March 31, 2012	December 31, 2011
	(Unaudited) (In thousands)
Current Liabilities:
Notes payable and current maturities of long-term debt	$4,650	$4,653
Accounts payable	224,659	237,494
Accrued employee benefits	236,138	303,803
Accrued liabilities – other	77,820	71,079
Advance billings on contracts	430,789	438,753
Accrued warranty expense	98,413	97,209
Income taxes payable	2,549	1,816

Total Current Liabilities	1,075,018	1,154,807

Long-Term Debt	597	633

Accumulated Postretirement Benefit Obligation	79,031	80,663

Environmental Liabilities	44,857	44,069

Pension Liability	539,225	586,045

Other Liabilities	88,808	87,921

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 119,020,291 and 118,458,911 shares at March 31, 2012 and December 31, 2011, respectively	1,190	1,185
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	1,116,544	1,106,971
Retained earnings	313,069	266,325
Treasury stock at cost, 457,747 and 351,876 shares at March 31, 2012 and December 31, 2011, respectively	(12,889)	(10,059)
Accumulated other comprehensive loss	(518,809)	(538,628)

Stockholders’ Equity – The Babcock & Wilcox Company	899,105	825,794
Noncontrolling interest	9,856	9,179

Total Stockholders’ Equity	908,961	834,973

TOTAL	$2,736,497	$2,789,111

THE BABCOCK & WILCOX COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2012	2011
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$765,892	$691,277

Costs and Expenses:
Cost of operations	582,739	564,806
Research and development costs	29,036	17,308
Gains on asset disposals and impairments – net	(260)	(10)
Selling, general and administrative expenses	106,023	102,633

Total Costs and Expenses	717,538	684,737

Equity in Income of Investees	17,357	15,361

Operating Income	65,711	21,901

Other Income (Expense):
Interest income	233	459
Interest expense	(623)	(455)
Other expense – net	(1,102)	(2,994)

Total Other Expense	(1,492)	(2,990)

Income before Provision for Income Taxes	64,219	18,911
Provision for Income Taxes	20,357	5,244

Net Income	$43,862	$13,667

Net Loss (Income) Attributable to Noncontrolling Interest	2,882	(157)

Net Income Attributable to The Babcock & Wilcox Company	$46,744	$13,510

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.40	$0.12
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.39	$0.11

Shares used in the computation of earnings per share:
Basic	118,255,346	116,968,275
Diluted	118,859,141	117,957,245

THE BABCOCK & WILCOX COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$43,862	$13,667
Non-cash items included in net income:
Depreciation and amortization	17,715	19,315
Income of investees, net of dividends	(6,893)	(3,832)
Gain on asset disposals – net	(260)	(10)
In-kind research and development costs	3,644	—
Amortization of pension and postretirement costs	21,524	20,474
Stock-based compensation expense	3,983	4,853
Excess tax benefits from stock-based compensation	(1,406)	(4,031)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(28,497)	(31,213)
Net contracts in progress and advance billings on contracts	(30,997)	(44,328)
Accounts payable	(10,159)	6,016
Inventories	(6,066)	1,536
Current and deferred income taxes	21,306	21,479
Accrued and other current liabilities	4,378	8,535
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(118,205)	(71,633)
Other, net	(17,163)	(22,401)

NET CASH USED IN OPERATING ACTIVITIES	(103,234)	(81,573)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	2,150	(284)
Purchases of property, plant and equipment	(21,441)	(20,753)
Purchases of available-for-sale securities	(64,802)	(48,791)
Sales and maturities of available-for-sale securities	22,015	48,577
Investment in equity and cost method investees	(6,572)	(4,716)
Proceeds from asset disposals	19	17

NET CASH USED IN INVESTING ACTIVITIES	(68,631)	(25,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(52)	(797)
Payment of debt issuance costs	—	(70)
Excess tax benefits from stock-based compensation	1,406	4,031
Exercise of stock options	1,329	3,105
Other	(97)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,586	6,269

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	3,690	2,293

NET DECREASE IN CASH AND CASH EQUIVALENTS	(165,589)	(98,961)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	415,209	391,142

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$249,620	$292,181

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$618	$892
Income taxes (net of refunds)	$6,853	$13,903

The Babcock & Wilcox Company

Business Segment Information

For the Periods Ended March 31, 2012 and 2011

(In thousands of U.S. dollars)

	THREE MONTHS ENDED
	3/31/12	3/31/11
REVENUES:
Power Generation	$414,273	$356,184
Nuclear Operations	250,178	250,455
Technical Services	24,973	28,360
Nuclear Energy	86,586	65,262
Adjustments and Eliminations	(10,118)	(8,984)

TOTAL	$765,892	$691,277

SEGMENT INCOME:
Power Generation	$27,979	$26,633
Nuclear Operations	48,002	30,450
Technical Services	14,618	12,142
Nuclear Energy	(16,827)	(37,478)

SUBTOTAL	73,772	31,747
Corporate	(8,061)	(9,846)

TOTAL	$65,711	$21,901

EQUITY IN INCOME OF INVESTEES:
Power Generation	$3,822	$6,010
Nuclear Operations	0	0
Technical Services	13,535	9,351
Nuclear Energy	0	0

TOTAL	$17,357	$15,361

PENSION EXPENSE:
Power Generation	$16,439	$15,928
Nuclear Operations	10,371	8,946
Technical Services	698	634
Nuclear Energy	1,225	1,181
Corporate	1,946	1,680

TOTAL	$30,679	$28,369

DEPRECIATION AND AMORTIZATION:
Power Generation	$4,588	$4,720
Nuclear Operations	8,489	10,391
Technical Services	74	66
Nuclear Energy	1,545	1,181
Corporate	3,019	2,957

TOTAL	$17,715	$19,315

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$4,839	$2,994
Nuclear Operations	119	11
Technical Services	215	0
Nuclear Energy	23,863	14,303

TOTAL	$29,036	$17,308

CAPITAL EXPENDITURES:
Power Generation	$5,731	$4,139
Nuclear Operations	12,774	11,766
Technical Services	0	0
Nuclear Energy	865	2,463
Corporate	2,071	2,385

TOTAL	$21,441	$20,753

BACKLOG:
Power Generation	$2,650,767	$1,500,655
Nuclear Operations	2,931,859	2,931,001
Technical Services	21,783	3,009
Nuclear Energy	350,068	471,897

TOTAL	$5,954,477	$4,906,562